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                                                                   Exhibit 23.13

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of Pegasus Communications Corporation on Form S-4 (file no. 333-40205) of our report dated February 23, 1996 relating to the December 31, 1994 and December 31, 1995 audited financial statements of the Northeast DBS Enterprises, L.P., which appears in the Current Report on Form 8-K of Pegasus Communications Corporation dated December 10, 1997 (and filed January 12, 1998). We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.


                                                  /s/ Fishbein & Company, P.C.
                                                  -----------------------------
                                                  FISHBEIN & COMPANY, P.C.




Elkins Park, Pennsylvania
January 12, 1998